Exhibit 10.20

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

Master Services Agreement	FINAL

Master Services Agreement

This Agreement is entered into as of December 15, 2016 (the Effective Date) between

Siegfried AG
Untere Bruehlstrasse 4, 4800 Zofingen, Switzerland

(Siegfried)

and

ACADIA Pharmaceuticals GmbH
c/o KENDRIS AG, Seidenhofstrasse 14, 6003 Luzern, Switzerland

(ACADIA)

Preamble

A.	ACADIA (and its Affiliates) engages in the business of research, development and commercialization of pharmaceutical compounds and products;
B.	Siegfried (and its Affiliates) has substantial expertise in process and/or formulation development, scale-up and manufacturing of active pharmaceutical ingredients and drug products;
C.

ACADIA (or its Affiliate) and Siegfried (or its Affiliate) have entered into various agreements, including the Co-operation Agreement, effective as of August 17, 2015 and related Product Schedule No. 1 thereunder (the “Existing Agreement”);

D.

ACADIA and Siegfried desire to terminate the Existing Agreement and enter into this Agreement to provide the terms and conditions upon which Siegfried shall conduct certain development and/or manufacturing services for ACADIA from and after the Effective Date.

Now, therefore, the Parties agree as follows:

1.	Definitions

Unless otherwise defined in this Agreement, each of the capitalized terms used in this Agreement (other than the headings of the Articles and Sections) shall have the meanings indicated below. Such meanings shall apply equally to all forms of such terms, including singular and plural forms, unless otherwise clearly indicated.

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1.1	ACADIA shall have the meaning set forth on the front page of this Agreement.
1.2

Affiliate shall mean with respect to any Party any person or entity controlling, controlled by, or under common control with such Party at any time during the term of this Agreement. For purposes of this definition, the term control shall mean the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock, by contract or otherwise, including, in the case of a corporation or limited liability company, through the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting equity.

1.3	Agreement shall mean this Master Services Agreement including its Annexes (and appendices, if applicable), as amended from time to time according to the terms and conditions of this Agreement.
1.4	Business Day shall mean a day (not being a Saturday or Sunday) on which banks are open for business in Zurich (Switzerland).
1.5

Change Order shall mean a separate agreement between the Parties setting out the specific details of any change to the scope of a MSA Attachment and any consequences thereof, such Change Order being in substantially the form attached hereto as in the sample form attached hereto as ANNEX B.

1.6	Claims shall have the meaning set forth in Section 10.2.
1.7

cGMP Regulations shall mean the regulations defining and regulating current Good Manufacturing Practice (cGMP) guidelines and in particular the latest edition of the GMP guideline of the Pharmaceutical Inspection Convention (PIC/S) and further guidelines issued by the EMA, FDA, PIC/S, the International Conference on Harmonization (ICH)  or any relevant Regulatory Authority as further defined in the Quality Agreement.

1.8

Confidential Information shall mean any information of whatever kind, and all tangible and intangible embodiments of any kind whatsoever, whether in written form or disclosed orally, visually and/or in other form, which has been or will be disclosed or otherwise made accessible by one Party (Disclosing Party) to the other Party (Receiving Party) in connection with this Agreement or the Existing Agreement, and which is confidential or proprietary to the Disclosing Party or an Affiliate thereof, including, without limitation, any and all information pertaining to this Agreement, the Product or the Services and other information which relates to the business of either Party, including business plans, strategies, operations, pricing, policies, procedures, techniques, accounts, marketing plans, financial plans and status, and personnel of either Party.

1.9

Consigned Materials shall mean any of the consigned materials, if any, that are to be provided to Siegfried (or its Affiliate) by or on behalf of ACADIA, as set forth in a MSA Attachment applicable to any particular Services.

1.10	Effective Date shall have the meaning set forth on the front page of this Agreement.

Siegfried	ACADIA

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1.11	EMA shall mean the European Medicines Agency or any successors to its responsibilities with respect to pharmaceutical products.
1.12	Entitled Person shall have the meaning set forth in Section 11.2.
1.13	Existing Agreement shall have the meaning set forth in the Preamble to this Agreement.
1.14	FDA shall mean the US Food and Drug Administration or any successors to its responsibilities with respect to pharmaceutical products.
1.15	Force Majeure Event shall have the meaning set forth in Section 13.3.
1.16

Hidden Defects shall mean any failure of a Product to conform to the Specifications, such failure not being discoverable upon reasonable physical inspection or standard testing upon receipt of the Product.

1.17	Initial Period shall have the meaning set forth in Section 12.1.
1.18

Improvement shall mean any result, data, documentation, invention, improvement, modification, adaptation, enhancement or new application which is conceived, derived, reduced to practice, made or developed by or on behalf of Siegfried or any of its Affiliates in the performance of the Services to the extent [*…***…].

1.19

Independent Improvement shall mean any result, data, documentation, invention, improvement, modification, adaptation, enhancement or new application which is conceived, derived, reduced to practice, made or developed by or on behalf of Siegfried or any of its Affiliates in the performance of the Services to the extent […***…].

1.20

Intellectual Property Rights shall mean all inventions, patent applications, patents, registered or unregistered design rights, copyrights, database rights, trademarks, trade names, know-how, trade secrets and other industrial or intellectual property rights of whatever kind.

1.21	Losses shall have the meaning set forth in Section 10.2.
1.22

Marketing Authorization shall mean any formal documentation filed with a Regulatory Authority for registration and/or approval necessary for the marketing and sale of the Product in the respective country(ies) of the Territory.

1.23	Materials shall mean the Consigned Materials and the Raw Materials.
1.24

MSA Attachment shall mean any separate agreement setting out the specific details of given development, testing and/or manufacturing services to be conducted by Siegfried in accordance with this Agreement, such MSA Attachment being in substantially the form attached hereto as ANNEX A, as amended from time to time according to the terms and conditions of this Agreement.

1.25	Party, Parties shall mean either ACADIA or Siegfried, or both, as the context may require.

* ***Confidential Treatment Requested

Siegfried	ACADIA

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1.26

Product shall mean any pharmaceutical product, active pharmaceutical ingredient, starting material, intermediate, precursor, finished dosage form, or packaged material to be manufactured by Siegfried pursuant to this Agreement and a particular MSA Attachment.

1.27

Quality Agreement shall mean any of the written agreement(s) between Siegfried (or its Affiliate) and ACADIA (or its Affiliate), which defines the responsibilities of each Party (Delimitation of Pharmaceutical Responsibility) with respect to the practices to be followed to ensure Product quality and compliance with cGMP Regulations.

1.28	Raw Materials shall mean all raw materials, excluding any Consigned Materials, which are necessary or used to manufacture the Product, as set forth in the respective MSA Attachment.
1.29	Recall shall have the meaning set forth in Section 8.4.
1.30

Regulatory Authority shall mean the EMA, the FDA and any other national or supranational authorities who are responsible for approving the conduct of clinical trials, marketing and sale of pharmaceutical products in the Territory.

1.31	Services shall mean the development, testing and/or manufacturing services to be performed by Siegfried under the terms of this Agreement and one or more individual MSA Attachments.
1.32	Siegfried shall have the meaning set forth on the front page of this Agreement.
1.33	Specifications shall mean the detailed description of technical requirements the Material or Product has to conform to, as separately agreed by the Parties in writing.
1.34

Territory shall mean the United States of America (with its territories, possessions, and protectorates, such as the Commonwealth of Puerto Rico), the member states of the European Union and/or European Economic Area (EU/EEA) (including the United Kingdom even if it ceases to be a member state), Switzerland, and any other country, which the parties agree in writing to add to this definition of Territory in an amendment to this Agreement.

2.	Provision of Services and MSA Attachments
2.1

The Parties conduct business around the globe in their own names or through their respective Affiliates. Affiliates of ACADIA and/or Affiliates of Siegfried may opt into the terms of this Agreement through a MSA Attachment signed by the respective parties that may comprise additional terms to comply with local law or practice. References to Siegfried or ACADIA, respectively, under this Agreement shall be deemed to refer to the corresponding Party or its Affiliate that entered into respective MSA Attachment.

2.2	ACADIA hereby retains Siegfried to perform the Services specified in the written MSA Attachment(s) in accordance with the terms of this Agreement.

Siegfried	ACADIA

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2.3

Services performed under this Agreement, including, without limitation, the quantities of Product to be manufactured and supplied, shall be provided on a development, validation and/or industrial scale pursuant to the applicable MSA Attachment.

2.4

For Services to be performed in accordance with cGMP Regulations, the Parties agree to enter in a Quality Agreement between the Parties (or its Affiliates) that shall be incorporated herein by reference, as same may be amended from time to time by written agreement between the Parties.

2.5

The specific details of all Services to be performed by Siegfried hereunder shall be separately negotiated and specified in written MSA Attachments. Each MSA Attachment shall include, as appropriate, a description of the Services to be provided, including, if applicable, the Specifications for Product to be manufactured as part of such Services and a timeline, budget and payment schedule for such Services, the scope of the reports of the Services as well as special provisions governing quality matters relating to such Services, as far as such quality matters are not already defined in the Quality Agreement. The terms of this Agreement, including the Quality Agreement, shall be deemed incorporated by reference into each MSA Attachment.

2.6

The Parties may mutually agree, from time to time, to change or expand a particular MSA Attachment by executing a Change Order describing such changes. Each such Change Order is hereby integrated by reference into the respective MSA Attachment.

2.7	Each Party shall:
(a)

conduct its activities hereunder in compliance with this Agreement, including the applicable Quality Agreement, the applicable MSA Attachment, and all applicable laws, rules and regulations, including any cGMP Regulations in case it has been agreed by the Parties in a particular MSA Attachment to perform any Services under cGMP Regulations (it being acknowledged that all activities relating to manufacture and supply of Product that may be used in humans, including Product for clinical trials, validation and commercial use, shall be under cGMP Regulations); and

(b)

have and maintain in its own name at all times during its activities hereunder all authorizations, permits, licenses, accreditations and certifications required to perform such activities lawfully; and

(c)	provide all personnel, facilities and resources necessary to perform its activities hereunder in accordance with this Agreement and the applicable MSA Attachments.
2.8

ACADIA shall disclose and deliver to Siegfried such information in ACADIA's possession relating to the Services or Product which may be reasonably useful or necessary for Siegfried in performing the Services, including in particular information concerning any potential hazards or other safety, health or environment related information relating to the Product, Raw Materials, or Services.

Siegfried	ACADIA

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2.9

In case circumstances outside of Siegfried’s reasonable control which could not have been foreseen or which were excluded from the assumptions made by both Parties render the completion of any MSA Attachment considerably more difficult than expected, or if this completion will cause substantially more labor and external costs to Siegfried than had been foreseen, Siegfried shall notify ACADIA accordingly and shall have the right to request from ACADIA an extension of deadlines or an adjustment of Siegfried's compensation, and any such notice and request shall provide reasonable detail regarding the circumstances and the reason for the proposed extension or adjustment. Deadlines shall only be extended and/or Siegfried’s compensation adjusted by a Change Order agreed in writing by both Siegfried and ACADIA in accordance with Section 2.6.

2.10

Siegfried shall furnish to ACADIA a written report that includes the results of the Services within the timeframe set forth in the applicable MSA Attachment. ACADIA shall have the right to use such written reports, any and all results of the Services and other information relating to the Services provided by Siegfried for any purpose, and all such reports, results and other information shall be Confidential Information of ACADIA and subject to Section 11.

2.11

Sections 2.11 and 2.12 shall apply to development Services (other than manufacture and supply of Product under cGMP Regulations, which is addressed in Sections 3.9 and 3.10). Upon receipt of a written report of the results of the Services performed pursuant to a MSA Attachment, ACADIA shall examine the report within [*…***…] days in order to determine compliance with the MSA Attachment. If, in ACADIA's opinion, the Services do not comply in whole or in part with the MSA Attachment, ACADIA shall notify Siegfried in writing thereof within […***…] days of receipt of the report. If ACADIA does not notify Siegfried accordingly within the specified time set forth above, the Services shall be deemed to be accepted. Any claims by ACADIA regarding the Services shall specify in reasonable detail the nature and basis for the claim and cite Siegfried’s relevant Services. Siegfried agrees to review any written claim made by ACADIA regarding the quality of the Services and to provide ACADIA with the results of such review within […***…] days of receipt of such claim. If Siegfried does not notify ACADIA in writing that, based on such review, Siegfried disagrees with ACADIA’s claim that certain Services did not meet the MSA Attachment within […***…] days of receipt of such claim, specifying in reasonable detail the reason that Siegfried believes such Services met the MSA Attachment, ACADIA shall have the right to reject such Services. In this case the Parties shall proceed according to Section 10.1.

* ***Confidential Treatment Requested

Siegfried	ACADIA

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2.12

If Siegfried notifies ACADIA in writing that it disagrees with ACADIA’s claim that certain Services do not comply with the MSA Attachment in accordance with Section 2.11, the Parties agree to have such Services further analyzed by an independent expert in the field selected by agreement between the Parties. The decision of the independent expert shall be deemed final as to any dispute over the compliance of Services with the MSA Attachment. Should the expert determine that the Services performed did not comply with the MSA Attachment in whole or in part, then (i) Siegfried shall bear all costs for the independent expert and (ii) ACADIA shall have the right to reject the noncompliant Services, and (iii) the Parties shall proceed according to Section 10.1. However, if the expert determines that the Services were performed in compliance with the MSA Attachment, then ACADIA shall bear all costs of the independent expert and compensate Siegfried for the Services in question as set out in this Agreement.

3.	Manufacture, Purchase and Supply of Product
3.1	Siegfried shall manufacture the Product in accordance with the cGMP Regulations, the Quality Agreement, and the Specifications.
3.2

During the term of this Agreement, ACADIA shall purchase the requirements of the Product from Siegfried as set forth in the respective MSA Attachment. Unless otherwise agreed in the respective MSA Attachment, and provided that Siegfried is not in material breach of its obligations under this Agreement and/or the applicable MSA Attachment, ACADIA agrees that Siegfried is ACADIA’s [*…***…], meaning that, during the […***…], ACADIA shall order and purchase from Siegfried the following of ACADIA’s commercial requirements for the Product for sale by ACADIA or its Affiliates (and not, for clarity, any licensee, distributor or other partner of ACADIA or its Affiliates) of the drug product containing the Product in the Territory: […***…]. Siegfried acknowledges that ACADIA may elect (but has no obligation) to purchase additional Product quantities from Siegfried hereunder in excess of the purchase requirements set above.

3.3

To the extent the relevant MSA Attachment does not set forth other terms for forecasts and delivery dates for Product, ACADIA shall provide to Siegfried by the […***…] day of the last month in a given calendar quarter (or by the immediately preceding Business Day if the […***…] day of the last month of such calendar quarter is not a Business Day), a good-faith rolling forecast (“Rolling Forecast”) of ACADIA’s requirements of each Product for the next […***…] months showing:

(i)	the required amounts and delivery dates of Product in each month for the immediately subsequent […***…] months […***…], which shall be binding on ACADIA and Siegfried (“Binding Part”); and

* ***Confidential Treatment Requested

Siegfried	ACADIA

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(ii)

a […***…] estimate of the required amounts of Product for each of the next […***…] immediately following the Binding Part, provided that, for Siegfried planning purposes, the first […***…] shall be set out on a […***…], which shall not be binding on ACADIA or Siegfried and shall be for purposes of reference only.

ACADIA acknowledges that Siegfried will rely on the accuracy of ACADIA’s Rolling Forecasts in planning its acquisitions of Raw Materials and managing its inventory levels.

3.4

To the extent the relevant MSA Attachment does not set forth specific delivery dates for Product, ACADIA shall, from time to time, submit specific purchase orders for Product (the “Firm POs”) in accordance with the Binding Part set forth on the applicable Rolling Forecast. Each Firm PO shall be in writing and shall specify (i) the Product ordered, (ii) the quantity ordered in full batches or respective minimum order quantity (MOQ) pursuant to the the relevant MSA Attachment, (iii) the price pursuant to the MSA Attachment, and (iv) the requested delivery date, giving Siegfried a lead time of not less than [*…***…] months, or as otherwise set forth in the MSA Attachment, in advance of requested delivery to ACADIA. Shorter lead times for Product deliveries, if deemed necessary by ACADIA, shall be agreed upon between the Parties in good faith.

3.5

Each Firm PO placed shall constitute a firm obligation by ACADIA to purchase the ordered Product. Within […***…] Business Days from the date of the receipt of a Firm PO from ACADIA, Siegfried shall confirm to ACADIA by way of an order confirmation that it will meet ACADIA’s quantity requirements in accordance with the delivery date(s). For clarity, Siegfried may not reject any Firm POs placed in accordance with the applicable Binding Part and such Firm POs shall be deemed to be confirmed, final, and binding on Siegfried (if Siegfried fails to issues an order confirmation within the above mentioned period). Upon confirmation, Siegfried shall supply all Products ordered in Firm POs in accordance with this Agreement. Orders exceeding […***…] percent […***…]%) of the corresponding forecast shall be discussed between the Parties, but are only binding upon confirmation by Siegfried. To clarify, an Order shall be considered fulfilled if Siegfried […***…] of Product and ACADIA agrees to purchase such Product quantities; provided, that, solely for Product manufactured under MSA Attachment No. 1 for process validation at Siegfried’s Zofingen site, […***…].

3.6

Unless expressly set forth otherwise in a MSA Attachment, delivery of Product shall be FCA (as per Incoterms 2010) premises of Siegfried in Zofingen, Switzerland, Siegfried’s Affiliate in Evionnaz, Switzerland or such other premises of Siegfried or its Affiliate as agreed in writing by the Parties. Unless otherwise agreed in writing between the Parties, Siegfried shall ensure that the Product is packaged and delivered in accordance with the Quality Agreement. ACADIA assumes all responsibilities and liability arising out of the storage, handling and distribution of the Product after delivery by Siegfried to ACADIA.

* ***Confidential Treatment Requested

Siegfried	ACADIA

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3.7

With each shipment of any batch of Product, Siegfried shall also provide ACADIA or its designee with a […***…] and a […***…], which may be integrated in the […***…], with respect to such batch. In addition, upon request and at ACADIA’s cost, Siegfried shall promptly supply copies of the […***…] for any batch of Product delivered to ACADIA.

3.8

Siegfried shall promptly notify ACADIA in writing of any anticipated delay or of any circumstance(s) outside of Siegfried’s reasonable control rendering it unable to manufacture and/or supply Product in accordance with the delivery date(s) and the estimated duration of such delay/circumstance(s), including without limitation, with regard to the supply of Materials according to Section 6. Upon such written notice, the Parties will work together to agree in good faith upon a revised delivery schedule and the Parties shall proceed according to Section 10.1. For clarity, neither Party shall be obligated to agree to a revised delivery scheduled under this Section 3.8, but the Parties shall act reasonably and in good faith in order to find a solution in both Parties’ interest.

3.9

Upon receipt of the Product and batch documentation (as described in the Quality Agreement) at ACADIA's facilities, ACADIA shall examine the Product and Product batch documentation within [*…***…] days in order to determine compliance with the Specifications. If, in ACADIA’s opinion, the Product delivered does not conform to the warranties in Section 9.2, then ACADIA shall notify Siegfried in writing thereof. If ACADIA does not notify within […***…] days after receipt of the Product by ACADIA, the Product shall be deemed accepted, provided that ACADIA retains the right to reject the Product in case of Hidden Defects at a later time during […***…], in which case ACADIA shall notify Siegfried in writing within […***…] Business Days of discovering the Hidden Defect. Any claims by ACADIA regarding Product delivered shall specify in reasonable detail the nature and basis for the claim and cite Siegfried’s relevant batch numbers or other information to enable specific identification of the Product involved. Siegfried shall review any written claim made by ACADIA regarding the quality of the Product and to provide ACADIA with the results of such review. If Siegfried does not notify ACADIA in writing that, based on such review, Siegfried disagrees with ACADIA’s claim that the identified Product did not conform to the warranties in Section 9.2 within […***…] days of receipt of such claim, specifying in reasonable detail the reason that Siegfried believes that the identified Product does conform to the warranties in Section 9.2, ACADIA shall have the right to reject such Product, in which case the Parties shall proceed according to Section 10.1. ACADIA shall, at Siegfried’s expense and written direction, dispose of the noncompliant Product or deliver it to such destination as Siegfried shall specify in writing, provided that such directions are in compliance with applicable environmental laws and regulations. ACADIA shall not use or dispose of any Product that does not, or of which ACADIA claims that it does not, conform to the warranties in Section 9.2 without Siegfried's prior written consent.

* ***Confidential Treatment Requested

Siegfried	ACADIA

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3.10

If Siegfried notifies ACADIA in writing that it disagrees with ACADIA’s claim that any identified Product does not conform to the warranties in Section 9.2 in accordance with Section 3.9, unless the Parties reach agreement on the matter within […***…] days after Siegfried’s notice to ACADIA of disagreement, then as promptly as practicable, and in any event within […***…] days after ACADIA receives Siegfried’s notice of disagreement, the Parties shall have the batch in dispute further tested and analyzed by an independent third party testing laboratory (with regard to conformity to Specifications or other warranties in Section 9.2) selected by agreement between the Parties. The decision of the independent third party shall be deemed final and binding on both Parties as to any dispute over Product compliance with the warranties in Section 9.2. Should the independent third party’s testing determine that the delivered Product does not conform to the Specifications or other warranties in Section 9.2, then (i) Siegfried shall bear all costs for the independent laboratory testing, (ii) ACADIA shall have the right to reject such batch of Product, and (iii) the Parties shall proceed according to Section 10.1. However, if said quantity of Product is determined by the independent third party to conform to the Specifications and other warranties in Section 9.2, then ACADIA shall bear all costs of the independent laboratory and compensate Siegfried for the rejected Products (if ACADIA has not previously paid for it), the replacement delivery (if any), and the transportation costs stated in Section 3.9 as set out in this Agreement.

3.11

A storage fee shall apply for any Product stored by Siegfried or on behalf of Siegfried for more than [*…***…] months from the date of release of the Product, such storage fee as set forth in the applicable MSA Attachment.

4.	Compensation and Terms of Payment
4.1

The compensation payable to Siegfried in connection with the Services and supply of Product, and the payment schedule therefore, shall be as set forth in the applicable MSA Attachment, subject to this Section 4.

4.2

All pricing, payments, credits, allowances or other monetary adjustments under this Agreement shall be in Swiss Francs (CHF), unless otherwise agreed. If a different currency will apply for a particular MSA Attachment, then the Parties shall agree on a mechanism to deal with exchange rate variations (with regard to Swiss Francs [CHF] and such currency).

* ***Confidential Treatment Requested

Siegfried	ACADIA

11 / 31

4.3

Invoices will be issued by Siegfried and sent to ACADIA after completing of milestones or delivery of Product and all documentation to be delivered with respect to Product under the Quality Agreement, if applicable, or as otherwise set out in a MSA Attachment. ACADIA shall pay such invoices to Siegfried within […***…] calendar days after the date of such invoice (which invoice will be provided upon delivery of Product and documentation, if applicable), unless ACADIA in good faith makes a claim regarding non-compliance of the Services pursuant to Section 2.11 or non-conformity of Product with the warranties in Section 9.2 pursuant to Section 3.9 within […***…] days from the date of such delivery, provided that, if Siegfried disagrees in good faith with ACADIA’s claim, payment shall still be required by ACADIA within […***…] days after ACADIA’s receipt of Siegfried’s notice of disagreement. If the applicable documentation is not provided with or prior to the delivery of the Product, ACADIA will promptly notify Siegfried and Siegfried will send ACADIA such documentation.

4.4

Unless set out otherwise in any particular MSA Attachment or this Agreement, any and all payments made to Siegfried pursuant to any MSA Attachment(s) shall be final and non-refundable. The Parties further agree that the expiration or termination of this Agreement or any MSA Attachment(s) shall not relieve ACADIA of its obligation to pay any outstanding amounts due to Siegfried on or prior to the effective date of such expiration or termination, unless otherwise stated in this Agreement.

5.	Regulatory Affairs and Records
5.1

ACADIA shall have the responsibility for preparing and submitting any application for Marketing Authorization to the Regulatory Authority (including responding to any questions and inquires of the Regulatory Authority subsequent to filing) and for maintaining any granted Marketing Authorization. Siegfried shall, and shall ensure that its Affiliates, as applicable, agree to reasonably cooperate with any inspection by any Regulatory Authority.

5.2

If set out in any particular MSA Attachment, Siegfried shall provide ACADIA with the documentation, as available to Siegfried or any of its Affiliates, required for completing, submitting and obtaining any application for Marketing Authorization, including all the subsequent information necessary for maintaining such Marketing Authorization.

5.3

If set out in any particular MSA Attachment, Siegfried shall further provide ACADIA with reasonable assistance in preparing or reviewing the application for Marketing Authorization or formulating responses to any questions and/or inquiries (i.e., deficiency letters) with respect to the above submissions. ACADIA will reimburse Siegfried for its (or its Affiliates’) reasonable expenses and cost incurred in connection with any such assistance provided under this Section 5.3.

Siegfried	ACADIA

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5.4

ACADIA shall provide, and Siegfried shall review those portions of ACADIA’s proposed regulatory filings relating to Siegfried’s manufacturing procedures or otherwise related to Siegfried’s key obligations hereunder before the regulatory filings are submitted with relevant Regulatory Authorities and ACADIA shall consider Siegfried’s comments thereto in good faith.

5.5

The Parties acknowledge that the ultimate decision of whether any Product (or drug product comprising Product) will be approved for marketing and sale in the markets rests with the Regulatory Authority of the respective market and that Siegfried will not be liable for the failure of the Regulatory Authority to issue such approval provided that such failure is not due in whole or in part to Siegfried’s or its Affiliates’ material breach of this Agreement or gross negligence or willful misconduct.

5.6

Siegfried shall keep and shall ensure that its Affiliates keep complete, accurate, up-to-date, and authentic accounts, notes, data and records of the Services performed. Siegfried shall keep samples of Product and maintain manufacturing records, laboratory notebooks containing experimental descriptions and other data as required by cGMP Regulations or as set forth in the Quality Agreement. Upon ACADIA’s written request, Siegfried shall allow ACADIA to review any such records or other information for the purposes of assuring quality and compliance with cGMP Regulations, as applicable, during an audit set forth in Section 8.1. To clarify, ACADIA shall not be entitled to review any financial data or documents of Siegfried. Siegfried shall be entitled to keep copies of all documents and records relating to any requirements of the Regulatory Authority and for archival purposes.

6.	Materials
6.1

Siegfried shall obtain sufficient quantities of all Raw Materials to manufacture and supply Product in accordance with ACADIA’s forecast, set forth in Section 3.1, and shall ensure that such Raw Materials comply with the agreed Specifications. ACADIA shall reimburse Siegfried all reasonable costs and expenses reasonably incurred as a result of a change in the Specifications of such Raw Materials to the extent Siegfried has obtained such Raw Materials for manufacture of Product forecasted in the Binding Part.

6.2

If ACADIA designates certain vendors in accordance with and if set forth in the Quality Agreement, then Siegfried shall obtain respective Raw Material(s) or services only from such designated vendors. ACADIA shall reimburse Siegfried all reasonable costs and expenses reasonably incurred as a result of the appointment or change of a designated vendor. In the event of any acts or omissions of such designated vendor, including without limitation, a delayed delivery, delivery of non-conforming Raw Material or other supply failure, outside of Siegfried’s reasonable control, Siegfried and ACADIA shall promptly discuss in good faith regarding a solution including, if appropriate, changing such designated vendor by mutual agreement, and, if appropriate, a revised delivery schedule

Siegfried	ACADIA

13 / 31

in accordance with Section 3.8.
6.3

ACADIA shall procure supply of Consigned Materials in sufficient quantities and of the quality set forth in Section 9.2, as necessary to enable Siegfried to manufacture and supply Product in accordance with this Agreement and the applicable MSA Attachment, at ACADIA’s costs and expenses. At ACADIA’s option, the Consigned Materials may be delivered directly from ACADIA’s vendor to Siegfried at the vendor’s or ACADIA’s costs and expenses.

6.4

Consigned Materials shall be delivered to Siegfried by the delivery date or timeframe as mutually agreed by the Parties. Any delay in performing the manufacture and supply of Product under this Agreement caused by activities under Sections 6.3 and/or 6.4 shall not be deemed a breach of this Agreement by Siegfried and the timelines shall be adjusted in accordance with Section 2.7 and ACADIA shall reimburse Siegfried any reasonable costs and expenses incurred caused by activities under Sections 6.3 and/or 6.4.

6.5

Siegfried agrees that, without prior written consent by ACADIA, Consigned Materials shall: (i) be used solely for the purpose of the manufacture and supply of Product; (ii) be used in compliance with all applicable laws and regulations; and (iii) not be transferred to any third party, except to any Affiliate or subcontractor of Siegfried to which ACADIA has consented in writing pursuant to Section 2.1, unless otherwise agreed by the Parties in writing.

6.6

ACADIA shall retain all right, title and interest in and to all Consigned Material delivered to Siegfried and ACADIA shall be responsible to insure the Consigned Materials against loss and damage. Siegfried shall be liable for any loss of or damage to Consigned Material after delivery to Siegfried, if such loss or damage was caused by Siegfried’s willful misconduct or gross negligence.

7.	Intellectual Property
7.1

ACADIA shall at all times remain the sole and exclusive owner of all right, title and interest in and to the Product (including, without limitation, all Intellectual Property Rights claiming the Product or its manufacture, use or sale). Nothing in this Agreement shall be deemed to be an assignment or license to the other Party any Intellectual Property Rights owned or licensed to a Party prior to the Effective Date.  Subject to Section 7.3, and unless otherwise required by law or agreed by the Parties in writing, the results of the Services performed pursuant to and during the term of this Agreement, including, but not limited to, any Intellectual Property Right(s) arising out of any Improvements shall be the property of ACADIA and all rights, title and interest therein shall be vested in ACADIA. Siegfried shall have no responsibility for prosecuting, maintaining and enforcing any patents or other Intellectual Property Rights that ACADIA obtains pursuant to this Agreement.

Siegfried	ACADIA

14 / 31

7.2

Siegfried shall, and hereby does, assign to ACADIA all title and interest it may have in the Improvements and any Intellectual Property Right(s) arising out of any Improvements. ACADIA shall have the sole right to file and seek protection for any Intellectual Property Right(s) arising out of any Improvements. To the extent that ACADIA deems it reasonable to seek protection for Improvements, ACADIA shall bear the costs (including, but not limited to attorney’s fees) and the responsibility associated with developing, applying for, and maintaining such protection. In the event ACADIA decides to file and prosecute patent applications on any Improvement, if requested by ACADIA, Siegfried shall, and shall cause its Affiliates to, provide ACADIA with reasonable assistance to obtain and defend such patents at ACADIA's cost and expenses.

7.3

All rights related to the production methodology developed by Siegfried in performing the Services under this Agreement (to the extent that it is not an Improvement) and to any Independent Improvements shall be the sole property of Siegfried. Siegfried shall, and hereby does, grant ACADIA a non-exclusive, worldwide, perpetual (to the extent permitted by applicable law), irrevocable, royalty-free license, with the right to allow third party manufacturer(s) to manufacture the Product (provided that ACADIA notifies Siegfried of any such manufacturer) and to sublicense to its licensees with respect to the Product, to use such production methodology and any Independent Improvements and any Intellectual Property Right(s) arising out of such Independent Improvements limited to the manufacturing, sale, commercialization or any other use of the Product.

7.4

In the event of patent infringement or regulatory litigation or other legal proceedings involving the manufacture of the Product, Siegfried shall have the right to suspend further supply of the Product to the extent this is required or by a court order or arbitral award or order (whether interim or final). Such suspension shall be deemed a temporary suspension of Siegfried’s supply obligations under this Agreement; provided, that if such suspension continues for more than [*…***…] days, the Parties shall jointly attempt in good faith to modify this Agreement to resolve the situation but if they are unable to do so within the following […***…] Business Days either Party may terminate this Agreement by notice to the other Party.

8.	Audits, Inspections, Notification and Recall
8.1

ACADIA has the right to carry out compliance and cGMP Regulations audits on the respective site of manufacture as set forth in the relevant Quality Agreement. While conducting such audit at the site of manufacture, ACADIA shall comply with all of Siegfried’s policies regarding, safety, health, data protection, confidentiality (consistent with the terms in this Agreement) and the like which Siegfried, in its sole discretion, deems relevant.

* ***Confidential Treatment Requested

Siegfried	ACADIA

15 / 31

8.2

Siegfried shall permit Regulatory Authorities to inspect relevant facilities, equipment and records at their request and shall resolve any issues raised by a Regulatory Authority, if and to the extent such issues are relevant for the provision of the Services or manufacture of a Product, as set forth in the relevant Quality Agreement.

8.3	Each Party shall notify the other Party promptly of any serious or unexpected adverse reaction from the use of the Material or Product, as set forth in the relevant Quality Agreement.
8.4

In the event either Party believes it may be necessary to conduct a recall or other similar action with respect to the Product (Recall), the Parties shall consult with each other as to how best to proceed. For clarity, ACADIA will have the sole right, in its discretion, to determine whether to conduct a Recall, and shall notify Siegfried of any decision of ACADIA to conduct a Recall. Under no circumstances shall Siegfried be prohibited hereunder from taking any action that it is required to take by applicable law.

9.	Representations and Warranties
9.1

Each Party represents and warrants to the other Party that (i) it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein; (ii) this Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iii) it is not and will not become a party to any agreement, contract, arrangement or the like with any third party, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, and (iv) is not and will not be under any obligation or restriction, including, without limitation, pursuant to its charter document(s) or by-laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

9.2

Siegfried warrants that the Products, if any, delivered to ACADIA shall (i) be manufactured in compliance with applicable regulatory approvals for the Product (to the extent such approvals have been provided to Siegfried), cGMP Regulations and all other applicable laws and regulations in the Territory that bear on Siegfried’s performance of this Agreement, (ii)  conform to the Specifications of such Product upon delivery to ACADIA, (iii) not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug & Cosmetic Act, as amended from time to time, and/or any analogous regulations in any other applicable jurisdiction, (iv) not contain any contamination (including, without limitation, any process contamination or cross-contamination), and (v) at the time of delivery, be free and clear of any lien or encumbrance.

Siegfried	ACADIA

16 / 31

9.3

ACADIA warrants that (i) all quantities of Consigned Material, if any, delivered to Siegfried shall conform to the Specifications of such Consigned Material at the time of delivery or shall be free from defects, respectively, and (ii) except as set out otherwise in any particular MSA Attachment, to ACADIA’s knowledge, none of the processes, procedures, substances or materials, including any Consigned Material, supplied by ACADIA or its designee for use by Siegfried in the performance of the Services or the manufacture of Product and used by Siegfried in the performance of the Services or the manufacture of Product infringes or misappropriates or will infringe or misappropriate the Intellectual Property Rights of any third party.

9.4

Each Party represents and warrants to the other Party that it shall not employ, contract with, or retain any person directly or indirectly to perform its obligations under this Agreement if such a person (a) is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a or its successor provisions, or (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 C.F.R. § 312.70 or its successor provisions.  In addition, each Party represents and warrants to the other Party that it has not engaged in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions.  If, during the term of this Agreement, either Party or any person employed or retained by it to perform under this Agreement (i) comes under investigation by the FDA for a debarment action or disqualification, (ii) is debarred or disqualified, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, such Party shall immediately notify the other Party of same.

9.5

EXCEPT AS STATED IN SECTION 9 OF THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, MATERIALS OR SERVICES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Siegfried	ACADIA

17 / 31

10.	Liability and Indemnity
10.1

If Siegfried is unable to meet the agreed time lines regarding the delivery of Product or the rendering of the Services, or in case the Service or Product is rejected by ACADIA in accordance with Section 2.11 or Section 3.9 of this Agreement, Siegfried shall (i) in the case of delay, deliver the delayed Product or render the delayed Services respectively, or (ii) in the case of rejection of the Services or Product, shall replace the rejected Services with Services that conform to the applicable MSA Attachment or replace the rejected Product with Product that conforms with the warranties in Section 9.2, in either case of clause (i) or (ii) as soon as possible, at no additional cost to ACADIA (it being understood that Siegfried shall bear the full manufacturing cost of replacement of any rejected Product, including (a) the purchasing cost of raw materials and (b) the cost of destruction of any non-conforming Product), and if delivery of conforming Product or rendering of conforming Services is not possible within reasonable additional time (but in any event within [*…***…] days from the date the notice of rejection is provided), or if ACADIA no longer requires such Services or Product subject to the delay or rejection, refund or credit to ACADIA, as applicable, within […***…] Business Days all amounts theretofore paid by ACADIA to Siegfried for such late or rejected Product or Service, on a pro-rata basis, for the portion of Product or Service that is not delivered or replaced. Except in the case of Siegfried’s gross negligence or willful misconduct, such delivery, replacement or refund, shall be the only remedy available to ACADIA in case of late deliveries of Product or Services or non-conforming Product or Services.

10.2

Siegfried shall indemnify, defend and hold harmless ACADIA and its Affiliates, and its and their directors, officers and employees, against all losses, liabilities damages, settlements, fines, costs and expenses, including reasonable legal expenses and attorneys’ fees (collectively Losses) arising out of or in connection with third party claims, suits, actions, demands or judgments (collectively Claims) to the extent arising out of or in connection with (i) the manufacture or supply of the Product by Siegfried or its Affiliates (except to the extent resulting from practice by Siegfried or its Affiliates of ACADIA’s intellectual property and know-how to manufacture the Product in accordance with the manufacturing process agreed and provided by ACADIA), (ii) the breach of any of Siegfried's obligations, warranties or representations under this Agreement, or (iii) the negligence or willful misconduct of Siegfried or its Affiliates, except, in each case, except to the extent such Losses are caused by ACADIA negligence or willful misconduct or by its breach of this Agreement.

* ***Confidential Treatment Requested

Siegfried	ACADIA

18 / 31

10.3

ACADIA shall indemnify, defend and hold harmless Siegfried and its Affiliates, and its and their directors, officers and employees, against all Losses, arising out of or in connection with any Claim to the extent arising out of or in connection with (i) the marketing, promotion, distribution and/or sale by or on behalf of ACADIA of the Product supplied by Siegfried to ACADIA, (ii) a breach of ACADIA’s obligations, representations, or warranties under this Agreement, or (iii) the negligence or willful misconduct of ACADIA, except, in each case, to the extent such Losses are caused by Siegfried's negligence or willful misconduct or by its breach of the Agreement.

10.4	With respect to any indemnification obligation under this Agreement, the following conditions shall be applicable:
(a)	The party seeking to be indemnified shall notify the indemnifying Party promptly in writing of any claim which may give rise to an obligation on the part of the indemnifying Party hereunder;
(b)

the indemnifying Party shall be allowed to timely take the sole control of the defense of any such action and claim, including all negotiations for the settlement, or compromise of such claim or action at its sole expense and with counsel reasonably satisfactory to the indemnified party; and if such defense is assumed by the indemnifying party with counsel so selected, the indemnifying Party will not be subject to any liability for any settlement of such Claim made by the indemnified party without the indemnifying Party’s consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claim;

(c)

the party to be indemnified shall, at the expense of the indemnifying Party, render reasonable assistance, information, co-operation and authority to permit the indemnifying Party to defend such action; and

(d)	no settlement or compromise shall be binding on a Party hereto without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
10.5

NOTWITHSTANDING ANY OTHER LANGUAGE HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY RIGHTS OR OBLIGATIONS HEREUNDER, including but not limited to claims based on lost profits, loss of time, loss of opportunity or any other economic loss suffered or incurred as a result of this Agreement, whether such loss or damage may be based upon principles of contract, warranty, negligence or other tort, breach of any statutory duty, principles of indemnity or contribution, the failure of any limited or exclusive remedy to

Siegfried	ACADIA

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achieve its essential purpose or otherwise; provided, however, that this Section 10.5 shall not be construed to limit either party’s indemnification obligations under Section 10.2 or 10.3 or liability for breach of Section 11.

10.6

Except for any liability arising from gross negligence or wilful misconduct, to the fullest extent permitted by law, and notwithstanding any other provision of this Agreement, Siegfried’s total liability, in the aggregate, for any and all claims and losses occurring in a particular calendar year, including without limitation, attorneys’ fees and costs of any nature whatsoever or expenses, resulting from or in any way related to this Agreement from any cause or causes shall not exceed [*…***…]. Notwithstanding the foregoing, (a) in no event shall this Section 10.6 apply to liability for breach of Section 11; and (b) with respect to Siegfried’s indemnification obligations under Section 10.2, Siegfried’s total liability, in the aggregate, for any and all claims and losses occurring in a particular calendar year shall not exceed […***…], whichever is greater.

10.7

Before the commencement of any Services under this Agreement Siegfried and ACADIA shall each obtain and carry in full force and effect adequate commercial, general liability insurance as common in the industry, including product liability insurance, which shall protect Siegfried and ACADIA with respect to liability claims covered by Section 10.2 or 10.3 Such insurance shall be written by a reputable insurance company and shall be endorsed to include liability coverage for Product used for human clinical trials. Both Parties shall provide each other on request with a copy of certificates of insurance evidencing the same.

11.	Confidentiality
11.1

Each Receiving Party agrees to retain in strict confidence any Confidential Information of the Disclosing Party (or its Affiliate), whether disclosed prior to, or after the Effective Date or the date of prior secrecy agreements and not to use any such Confidential Information for any purpose except pursuant to, and in order to carry out, the terms and objectives of this Agreement, nor to disclose, divulge or otherwise communicate any such Confidential Information to any third party except as permitted by this Agreement. For purposes of clarification, all material and information disclosed by ACADIA or its Affiliate to Siegfried or its Affiliate that directly and specifically relates to the Product and all data generated as a result that are considered Improvements shall be included within the Confidential Information of ACADIA and ACADIA shall be considered the Disclosing Party and Siegfried the Receiving Party with respect thereto.

* ***Confidential Treatment Requested

Siegfried	ACADIA

20 / 31

11.2

The Receiving Party may disclose Confidential Information of the Disclosing Party to its (or its Affiliate's) officers, directors, employees, agents, consultants, subcontractors or representatives and in the case of ACADIA to any permitted sublicensees or other strategic partners or in connection with financings (each an Entitled Person), who, in each case, (i) need to know such information for purposes of the implementation and performance by the Receiving Party of this Agreement (or for corporate diligence review as described above with respect to ACADIA’s sublicensees or other strategic partners or in connection with financings), (ii) will use the Information only for such limited purposes and (iii) are subject to confidentiality restrictions covering the Confidential Information that are at least as stringent at those contained herein.

11.3	The provisions of this Section 11 shall not apply to any Confidential Information disclosed hereunder which
(a)	was independently developed or known by the Receiving Party without the use of the Disclosing Party’s Confidential Information, as evidenced by written records; or
(b)

was before or after the date of such disclosure in the public domain through no fault of the Receiving Party or lawfully disclosed to the Receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information and not under any confidentiality obligation towards the Disclosing Party with regard to such Confidential Information; or

(c)	is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

Disclosure of Confidential Information of the Disclosing Party shall not be precluded to the extent such disclosure is required to be disclosed by the Receiving Party to the officials of a Regulatory Authority or to comply with applicable laws, to defend or prosecute litigation or to comply with governmental laws or regulations, judicial orders or valid subpoenas, provided that the Receiving Party provides the Disclosing Party with prior written notice of such intended disclosure and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure and to limit the use of the Confidential Information to the purpose for which such disclosure was required to be made by the Receiving Party.

The burden of proof of the foregoing exceptions and permitted disclosure shall lie with the Receiving Party. Unless required by law, the Receiving Party in the foregoing circumstances shall not disclose that the same Confidential Information was also acquired from the Disclosing Party. Specific information disclosed as part of the Confidential Information shall not be deemed to be in the public domain or in prior possession of the Receiving Party merely because it is included in more general information in the public domain or in the prior possession of the Receiving Party.

Siegfried	ACADIA

21 / 31

11.4

The Parties acknowledge that any breach of this Section 11 will cause the other Party irreparable harm, and that the non-breaching Party shall be entitled to specific performance or injunctive relief to enforce this Section 11 in addition to whatever remedies such Party may otherwise be entitled to at law or in equity.

11.5

Except as otherwise provided in this Section 11, each Party agrees not to disclose to any third party the existence of this Agreement or the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement that are not otherwise made public as contemplated by this Section 11.5 as permitted under Section 11.2 or 0.  Additionally, ACADIA shall have the right, upon consultation with Siegfried, to issue press releases relating to future events occurring in connection with this Agreement as reasonable determined by ACADIA; subject to ACADIA’s confidentiality obligations with respect to Siegfried’s Confidential Information as set forth above. Each Party shall have the right to disclose the terms of this Agreement and any MSA Attachment as required by applicable laws and regulations including disclosure requirements of the U.S. Securities and Exchange Commission (SEC) or any stock exchange on which securities issued by ACADIA or its Affiliates are traded.  The Parties will coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or any stock exchange on which securities issued by a Party or its affiliate are traded, and each Party will use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party will ultimately retain control over what information to disclose to the SEC or any stock exchange as the case may be.

11.6

Upon termination or expiration of this Agreement, each Party shall, upon the other Party’s request, immediately deliver to the other (and cause any of its employees, agents or Entitled Persons, consultants to so deliver), at such Party’s expense, all Confidential Information of the other Party, including without limitation any and all copies, duplications, summaries and/or notes thereof or derived thereof, regardless of the format, and all remaining samples of Product or Materials, provided however, that both Parties may keep original documents, copies and samples as required by law or for archival purposes subject to a continuing obligation of confidentiality.

11.7

The Receiving Party shall not obtain, and shall not attempt to obtain, patent coverage or any other sort of proprietary right protection on the Confidential Information of the Disclosing Party or on any invention that could not have been made without practicing or infringing the Disclosing Party’s Intellectual Property Rights.

11.8	All terms of this Section 11 are subject to ACADIA's and Siegfried's rights under Section 7.
11.9

Neither Party shall be deemed by this Agreement to have granted to the other Party any right or license under any patent application, issued patent, know-how or other proprietary information of such Party except as expressly set forth herein.

Siegfried	ACADIA

22 / 31

12.	Term and Termination
12.1

This Agreement shall become effective on the Effective Date and, unless earlier terminated in accordance with this Agreement, shall continue in full force and effect for an initial period of five (5) years (the Initial Period).

12.2

This Agreement shall automatically renew for consecutive two (2) years periods each, unless one of the Parties notifies the other of its election not to renew this Agreement at least [*…***…] months prior to the end of the Initial Period or any renewal period then in effect, in which case this Agreement shall terminate upon the expiration of such term.

12.3

Each Party may terminate this Agreement or any outstanding MSA Attachment (i) for material breach by the other Party, (ii) upon […***…] calendar days written notice to the other Party specifying the nature of such material breach and (iii) if such breach has not been substantially cured within such […***…] day period.

12.4	At any time in which no MSA Attachment remains outstanding, either Party may terminate this Agreement upon [*…***…] calendar days prior written notice to the other Party.
12.5

ACADIA may, with or without cause, fully or partially cancel any MSA Attachment without terminating this Agreement, upon […***…] calendar days written notice to Siegfried, provided, that in such case, to the extent the relevant MSA Attachment does not set forth specific terms for amounts payable for cancellation of such MSA Attachment (in particular without limitation any cancellation or stand-still fees), ACADIA shall,

(a)	pay Siegfried for work actually performed and completed up to such termination date, at the full rate applicable under the MSA Attachment;
(b)	reimburse Siegfried in full for any Products for which firm and binding forecasts or purchase orders were delivered to Siegfried by or on behalf of ACADIA in accordance applicable MSA Attachment.
(c)	reimburse Siegfried for all costs incurred or irrevocably committed by Siegfried prior to the notification date; and
(d)

reimburse Siegfried for the full costs of any non-returnable auxiliary material (including, without limitation, Raw Materials and packaging material) purchased by Siegfried for manufacture and release of the Product that cannot be used for the manufacture of other products.

ACADIA shall pay Siegfried’s invoice for the aggregate amount payable under this Section 12.5 within […***…] calendar days from the date of the invoice.

* ***Confidential Treatment Requested

Siegfried	ACADIA

23 / 31

12.6

This Section 12.6 shall apply to development Services only (and shall not, for clarity, apply to any MSA Attachment covering validation or other manufacture and supply of Products for clinical or commercial use). Any MSA Attachment may be terminated by mutual agreement of the Parties, if reasonable efforts to achieve any development goals as set forth in such MSA Attachment fail, such as, for example, if the Parties experience a general scientific failure in achieving any milestones.  For clarity, in the event any amounts have been prepaid by ACADIA for such development Services, Siegfried shall, within […***…] days of such termination, refund to ACADIA any amounts that have been paid but not earned for work actually performed prior to such termination.

12.7	Either Party may terminate this Agreement immediately, but not later than […***…] months after becoming aware of such event, by providing written notice to the other Party:
(a)

upon the liquidation or dissolution of the other Party, or the commencement of insolvency procedures or any proceeding under any bankruptcy, insolvency or moratorium law, or any other law or laws for the relief of debtors which proceeding is not dismissed within […***…] days, or the appointment of any receiver, trustee or assignee to take possession of the properties of the other Party; or

(b)	the cessation of all or substantially all of the other Party’s business operations.
12.8

Neither the expiration nor the termination of this Agreement or any MSA Attachment or Services shall relieve the Parties of their obligations incurred prior to such expiration or termination. All provisions that, by their express or implied terms, are meant to survive termination of this Agreement, in particular all rights and obligations set forth in this Section 12.8 and in Sections 1 (Definitions), 4 (Compensation and Terms of Payment), 7 (Intellectual Property), 9 (Representations and Warranties), 10 (Liability and Indemnity), 11 (Confidentiality) 13 (Miscellaneous) and 14 (Applicable Law and Dispute Resolution) shall continue irrespective of such termination.

13.	Miscellaneous
13.1

No set-off. Neither Party shall be entitled to set off any of its rights or obligations under this Agreement against the rights or obligations of another Party without having first obtained the prior written consent of that other Party.

13.2

Subcontractor. Siegfried shall be entitled to engage any subcontractor for conducting any portion of the Services with the prior written consent of ACADIA and in accordance with the respective Quality Agreement. If a subcontractor is appointed, Siegfried shall be responsible for all work performed by such subcontractor as if performed by itself.

Siegfried	ACADIA

24 / 31

13.3

Force Majeure. A Party shall be excused from performing its obligations under this Agreement (other than obligations of payment) to the extent that its performance is delayed or prevented by any cause beyond such Party’s control, including, but not limited to fire, explosion, weather, disease, war, terrorist act, insurrection, civil strike, riots, government action power failure or energy shortages (each, a Force Majeure Event). Performance shall be excused only to the extent of and during the reasonable continuance of such Force Majeure Event. Any deadline or time for performance specified in this Agreement that falls due during or subsequent to the occurrence of any of the Force Majeure Event shall be automatically extended for a period of time equal to the period of such Force Majeure Event. The prevented Party shall immediately notify the other Party if, by reason of any Force Majeure Event, the prevented Party is unable to meet any deadline or time for performance specified in this Agreement. In the event that such Force Majeure Event cannot be removed or overcome within [*…***…] days (or such other period as the Parties jointly shall determine) from the date the Party affected first became affected, then either Party may at any time after the expiration of such period, by written notice to the other Party, either (i) suspend this Agreement for as long as such Force Majeure Event continues to exist, or (ii) terminate this Agreement with immediate effect.

13.4

Precedence of Agreement. Unless expressly agreed otherwise in writing (including as expressly provided in any MSA Attachment), the terms outlined in this Agreement shall prevail over any terms and conditions outlined in any MSA Attachment or purchase order for Services or Product and any general terms and conditions of a Party, and such terms and conditions are hereby expressly excluded. In case of discrepancies between this Agreement and an Annex hereto, the provisions of this Agreement shall prevail.

13.5

No assignment. This Agreement and each MSA Attachment is binding upon and shall inure to the benefit of the Parties hereto and their successors and permitted assigns. This Agreement, each MSA Attachment, and any rights or obligations hereunder may be assigned or delegated only with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed, except that either Party may make such an assignment without the other Party’s consent to an Affiliate or to a successor to substantially all of its business to which this Agreement relates, whether in merger, sale of stock, sale of assets or other transaction; provided that with regard to any such transfer to an Affiliate, the transferring Party will continue to remain liable under this Agreement. Any other assignment or delegation by either Party without the prior written consent of the other Party is void.

* ***Confidential Treatment Requested

Siegfried	ACADIA

25 / 31

13.6

No waiver. The failure by either Party at any time to enforce any of the terms, provisions or conditions of this Agreement or to exercise any right hereunder shall not constitute or be construed to constitute a waiver of the same or affect that Party's rights thereafter to enforce or exercise the same.

13.7

Independent Parties. Nothing in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, joint venture, agency, or other relationship other than as expressly set forth herein. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written consent of the other Party.

13.8

Entire Agreement. This Agreement, together with the MSA Attachments, the Quality Agreement, contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. ACADIA and Siegfried agree that the Existing Agreement is hereby terminated upon the Effective Date and the terms specified in Section 8.2 of the Existing Agreement shall survive such termination as provided therein.  No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

13.9

Severability. If any portion of this Agreement is held invalid by a court of competent jurisdiction, such portion shall be deemed to be of no force and effect and this Agreement shall be construed as if such portion had not been included herein, provided however, if the deletion of such provision materially impairs the commercial value of this Agreement to either Party, the Parties shall attempt to renegotiate such provision in good faith. The fact that any provision of this Agreement shall be prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties to this Agreement waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

13.10

Notices. Any notice required under this Agreement shall be effective only if it is in writing and (i) delivered in person or (ii) deposited with a nationally recognized overnight courier service, or (iii) sent by registered mail or (iv) dispatched by e-mail (pdf), in which case such notice is to be confirmed by registered mail within five (5) Business Days; in either case any notice is to be addressed to the applicable address set forth below or any other address as designated by either Party.

if to Siegfried:	Siegfried USA, LLC
33 Industrial Park Road, Pennsville, New Jersey 08070, U.S.A.
Attention:
e-mail:

Siegfried	ACADIA

26 / 31

with a copy to:	Siegfried AG
Legal Department
Untere Bruehlstrasse 4,4800 Zofingen, Switzerland
Email:

if to ACADIA:	ACADIA Pharmaceuticals GmbH
c/o KENDRIS AG, Seidenhofstrasse 14, 6003 Luzern, Switzerland
Attention:
e-mail:

with a copy to:	ACADIA Pharmaceuticals Inc.
3611 Valley Centre Drive, Suite 300, San Diego, California 92130, U.S.A.
Attention: Legal Department
Email:

Either Party may change the above addresses, but no such change shall have any effect until the other Party has been properly notified with written notice of the change of the address.

13.11

Compliance with Laws. Each Party shall comply with all applicable laws, statutes, rules and regulations governing its performance of the terms of this Agreement, including, but not limited to, those relating to health, safety and the environment, fair labor practices, unlawful discrimination, debarment, anti-corruption and anti-bribery laws.

13.12

Hardship. If during the term of this Agreement, the performance of the Agreement should lead to unreasonable hardship for the one or the other Party, both Parties shall undertake reasonable endeavors to discuss a possible amicable resolution or possible amendment to this Agreement in light of the change in circumstances; provided, however, that neither Party shall have any obligation to amend this Agreement or to waive or modify any of its rights under this Agreement.

13.13

Counterparts. This Agreement (including any MSA Attachments) may be executed in counterparts, including by transmission PDF copies of signature pages to the Parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. The Parties additionally agree to exchange hard copy signature pages of the Agreement promptly following execution.

14.	Applicable Law and Dispute Resolution
14.1

This Agreement shall be governed by Swiss Law without regard to (a) its conflict of laws provisions and (b) the provisions of the UN-Convention regarding Contracts on the International Sale of Goods (Vienna Convention).

Siegfried	ACADIA

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14.2

Any dispute, controversy or claim, arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be one. The seat of arbitration shall be [*…***…]. The arbitral proceedings shall be conducted in English.

* ***Confidential Treatment Requested

Siegfried	ACADIA

28 / 31

List of Annexes

Annex	Description
A B	Sample MSA Attachment Sample Change Order

Siegfried AG

/s/ Marianne Spane	/s/ Luca Parlanti
Name: Marianne Spane	Name: Luca Parlanti
Function: EVP, Global Business Development	Function: Global Exclusives Sales

ACADIA Pharmaceuticals GmbH

/s/ Glenn F. Baity

Name:  Glenn F. Baity

Function:  Director

Siegfried	ACADIA

29 / 31

ANNEX A – Sample MSA Attachment

MSA Attachment No. [#]

This MSA Attachment (MSA Attachment) is entered into between Siegfried [Entity] (Siegfried) and ACADIA [Entity] (ACADIA) under the Master Services Agreement dated ……… (the Agreement). Pursuant to the Agreement, Siegfried has agreed to perform certain Services in accordance with written MSA Attachments, such as this one, entered into from time to time. Capitalized terms used in this MSA Attachment and not otherwise defined have the meanings given to them in the Agreement.

The Parties hereby agree as follows:

1.	MSA Attachment

This document constitutes a MSA Attachment under the Agreement and this MSA Attachment and the Services contemplated herein are subject to the terms and provisions of the Agreement. Except if expressly modified in this MSA Attachment, the terms of the Agreement are hereby incorporated by reference herein.

2.	Services, Product, and Materials
Services:	[TBD]
Product:	[TBD]
Consigned Material:	[TBD]
Raw Materials:	[TBD]
3.	Commercial Terms
Purchase requirements:	[All (100%) of ACADIA’s requirement of API/Product]
Minimal order quantity:	One batch of ___kg
Sales price:	CHF .00 per kg
Price increase:	[TBD]
Storage Fee:	[TBD]

Siegfried	ACADIA

30 / 31

Siegfried [Entity]

……………………………………….	……………………………………….
Name / function	Name / function

ACADIA [Entity]

……………………………………….	……………………………………….
Name / function	Name / function

Siegfried	ACADIA

31 / 31

ANNEX B – Sample Change Order

Change Order No.  [#]

This Change Order is made to the MSA Attachment No [#] dated [Date], between Siegfried [Entity] (Siegfried) and ACADIA [Entity] (ACADIA) under the Master Services Agreement dated ……… (the Agreement).

The following changes are hereby made to the MSA Attachment (attach additional pages if necessary):

I.  Change to Fees and Expenses

How will additional expense be billed?  ☐  Time and Material Basis ☐  Lump Sum

MSA Attachment fee due to this Change Order will be increased/decreased by:

$___________________

The new fee due to this Change Order will be:

$___________________

II. Change to Timeline:

The timeline for performance will be increased/decreased by ________calendar days.

The date for completion of all work under this Change Order will be ___________.

Siegfried [Entity]

……………………………………….	……………………………………….
Name / function	Name / function

ACADIA [Entity]

……………………………………….	……………………………………….
Name / function	Name / function

Siegfried	ACADIA

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

MSA Attachment No. 1

This MSA Attachment (MSA Attachment) is entered into between Siegfried AG, Untere Bruehlstrasse 4, 4800 Zofingen, Switzerland (Siegfried) and ACADIA Pharmaceuticals GmbH, c/o KENDRIS AG, Seidenhofstrasse 14, 6003 Luzern, Switzerland (ACADIA) under the Master Services Agreement dated December 15, 2016 (the Agreement). Pursuant to the Agreement, Siegfried has agreed to perform certain Services in accordance with written MSA Attachments, such as this one, entered into from time to time. Capitalized terms used in this MSA Attachment and not otherwise defined have the meanings given to them in the Agreement.

The Parties hereby agree as follows:

1.MSA Attachment

This document constitutes a MSA Attachment under the Agreement and this MSA Attachment No.1 and the Services contemplated herein are subject to the terms and provisions of the Agreement. Except if expressly modified in this MSA Attachment No.1, the terms of the Agreement are hereby incorporated by reference herein.

2.Services, Product, and Materials

2.1.Scope of Work

[*…***…]

* ***Confidential Treatment Requested

[*…***…]

* ***Confidential Treatment Requested

[*…***…]

* ***Confidential Treatment Requested

[*…***…]

* ***Confidential Treatment Requested

[*…***…]

2.2.Key Milestone Summary and Delivery

The main deliverables are:

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

2.3.ACADIA Deliverables

[*…***…]

2.4.Project Assumptions

[…***…]

2.5.Out of Scope

[…***…]

3.Commercial Terms

* ***Confidential Treatment Requested

[*…***…]

Amounts paid under this quotation for the purchase of raw materials shall be credited against other subsequent payments owed by ACADIA to Siegfried in connection with the services performed pursuant to this quotation.

If applicable, […***…].  Services will be invoiced upon defined milestone payments.

[…***…]

All work discussed herein will be conducted at Siegfried’s Zofingen, Switzerland facility.

This MSA Attachment No.1 shall become effective on December 15, 2016 and, unless earlier terminated in accordance with the Agreement, shall continue in full force and effect until completion of the services described herein.

[Signatures on Following Page]

* ***Confidential Treatment Requested

Siegfried AG

/s/ Marianne Spane	/s/ Luca Parlanti
Name: Marianne Spane	Name: Luca Parlanti
Function: EVP, Global Business Development	Function: Global Exclusives Sales

ACADIA Pharmaceuticals GmbH

/s/ Glenn F. Baity

Name:  Glenn F. Baity

Function:  Director

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

MSA Attachment No.2

This MSA Attachment No.2 (MSA Attachment No.2) is entered into between Siegfried Evionnaz SA, route du Simplon 1, 1902 Evionnaz, Switzerland (Siegfried) and ACADIA pharmaceuticals GmbH, c/o KENDRIS AG, Seidenhofstrasse 14, 6003 Luzern, Switzerland (ACADIA) under the Master Services Agreement dated December 15, 2016 (the Agreement). Pursuant to the Agreement, Siegfried has agreed to perform certain Services in accordance with written MSA Attachments, such as this one, entered into from time to time. Capitalized terms used in this MSA Attachment and not otherwise defined have the meanings given to them in the Agreement.

The Parties hereby agree as follows:

1. MSA Attachment

This document constitutes a MSA Attachment under the Agreement and this MSA Attachment No.2 and the Services contemplated herein are subject to the terms and provisions of the Agreement. Except if expressly modified in this MSA Attachment No.2, the terms of the Agreement are hereby incorporated by reference herein.

4.Services, Product, and Materials

Services:	Commercial Manufacturing Program; Services under this MSA Attachment No.2 shall be performed at Siegfried’s Evionnaz site (Evionnaz)
Product:	Pimavanserin (API)
Consigned Material:	None
Raw Materials:	As set forth in the Quality Agreement

5.Commercial Terms

Purchase requirements:	As set forth in Section 3.2 of the Agreement
Minimum order quantity per Firm PO:	[*…***…]

* ***Confidential Treatment Requested

Sales price:	[*…***…]

Note:  […***…]

All Product prices as set forth in the table above (“Prices”) are calculated based on volume of Product ordered and purchased in a calendar year in each Firm PO.

All Prices shall be […***…].

Payment shall be made to account stated on the invoice. Invoices shall be paid in accordance with the terms set forth in the Agreement, notwithstanding anything to the contrary indicated on the invoice provided.

Price adjustment:

At either Party’s request, Siegfried and ACADIA will jointly review cost saving factors at the end of each calendar year, in relation to Siegfried’s or ACADIA’s investments and make any necessary adjustments to the price with regard to the benefits coming from such cost savings. In principle, any cost saving arising out of any investment made by a Party shall be passed along to the Party responsible for cost savings.

In the event of any substantial increase [*…***…] in the manufacturing cost of the Product, such as prices of raw materials, energy or utilities, the Parties shall[…***…] forthwith meet and negotiate in good faith to mutually agree on a revision to the Price consistent with the substantial increase in manufacturing cost of the Product. Siegfried agrees to provide supporting information and documentation as reasonably requested by ACADIA to evidence such substantial increase in manufacturing costs. Siegfried shall have the right to request negotiations as described in this paragraph no more than once per calendar year during the term of this MSA Attachment No.2. The parties will both use commercially reasonable efforts to reach agreement on the revision to the Price within […***…] days after receipt by ACADIA of the request and such information and documentation.

Cancellation fees:	If ACADIA terminates the Agreement or this MSA Attachment No.2 other than in accordance with Section 12.3 or Section 12.7 of the Agreement, then ACADIA shall pay […***…]

If ACADIA is […***…], Siegfried shall [*…***…] in accordance with this MSA Attachment No.2 and the Agreement unless ACADIA provides written notice to Siegfried that it elects […***…].  As described in Section 12.5 of the Agreement, the amounts described above shall be in lieu of any termination amounts described in the Agreement including Section 12.5(a) – (d).

* ***Confidential Treatment Requested

Storage Fee:	CHF […***…] per pallet/month; provided, that storage for the first […***…] months after release of the Product is considered free storage (in accordance with Section 3.11 of the Agreement).
Term:

This MSA Attachment No.2 shall become effective on December 15, 2016 and, unless earlier terminated in accordance with the Agreement, shall continue in full force and effect for an initial period of five (5) years (the Initial Period). After the Initial Period, this MSA Attachment No.2 shall automatically renew for consecutive two (2) years periods each, unless one of the Parties notifies the other of its election not to renew this MSA Attachment No.2 at least […***…] months prior to the end of the Initial Period or any renewal period then in effect, in which case this MSA Attachment No.2 shall terminate upon the expiration of such term. This MSA Attachment No.2 may be terminated earlier subject to and in accordance with the terms and conditions contained in the Agreement.

[Signatures on Following Page]

Siegfried Evionnaz SA

/s/ Marianne Spane	/s/ Luca Parlanti
Name: Marianne Spane	Name: Luca Parlanti
Function: EVP, Global Business Development	Function: Global Exclusives Sales

ACADIA Pharmaceuticals GmbH

/s/ Glenn F. Baity

Name:  Glenn F. Baity

Function:  Director

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

MSA Attachment No.3

This MSA Attachment No.3 (MSA Attachment No.3) is entered into between Siegfried AG, Untere Bruehlstrasse 4, 4800 Zofingen, Switzerland (Siegfried) and ACADIA Pharmaceuticals GmbH, c/o KENDRIS AG, Seidenhofstrasse 14, 6003 Luzern, Switzerland (ACADIA) under the Master Services Agreement dated December 15, 2016 (the Agreement). Pursuant to the Agreement, Siegfried has agreed to perform certain Services in accordance with written MSA Attachments, such as this one, entered into from time to time. Capitalized terms used in this MSA Attachment and not otherwise defined have the meanings given to them in the Agreement.

The Parties hereby agree as follows:

1. MSA Attachment

This document constitutes a MSA Attachment under the Agreement and this MSA Attachment No.3 and the Services contemplated herein are subject to the terms and provisions of the Agreement. Except if expressly modified in this MSA Attachment No.3, the terms of the Agreement are hereby incorporated by reference herein.

6.	Services, Product, and Materials
Services:	Commercial Manufacturing Program; Services under this MSA Attachment No.3 shall be performed at Siegfried’s Zofingen site (Zofingen)
Product:	Pimavanserin (API)
Consigned Material:	None
Raw Materials:	As set forth in the Quality Agreement
7.	Commercial Terms
Purchase requirements:	As set forth in Section 3.2 of the Agreement
Minimum order quantity per Firm PO:	[*…***…]
Sales price:	[*…***…]

* ***Confidential Treatment Requested

* Note:  […***…]

All Product prices as set forth in the table above (“Prices”) are calculated based on volume of Product ordered and purchased in a calendar year in each Firm PO.

All Prices shall be […***…].

Payment shall be made to account stated on the invoice.  Invoices shall be paid in accordance with the terms set forth in the Agreement, notwithstanding anything to the contrary indicated on the invoice provided.

Price adjustment:

At either Party’s request, Siegfried and ACADIA will jointly review cost saving factors at the end of each calendar year, in relation to Siegfried’s or ACADIA’s investments and make any necessary adjustments to the price with regard to the benefits coming from such cost savings. In principle, any cost saving arising out of any investment made by a Party shall be passed along to the Party responsible for cost savings.

In the event of any substantial increase [*…***…] in the manufacturing cost of the Product, such as prices of raw materials, energy or utilities, the Parties shall[…***…] forthwith meet and negotiate in good faith to mutually agree on a revision to the Price consistent with the substantial increase in manufacturing cost of the Product. Siegfried agrees to provide supporting information and documentation as reasonably requested by ACADIA to evidence such substantial increase in manufacturing costs. Siegfried shall have the right to request negotiations as described in this paragraph no more than once per calendar year during the term of this MSA Attachment No.3. The parties will both use commercially reasonable efforts to reach agreement on the revision to the Price within […***…] days after receipt by ACADIA of the request and such information and documentation.

Cancellation fees:	If ACADIA terminates the Agreement or this MSA Attachment No.3 other than in accordance with Section 12.3 or Section 12.7 of the Agreement, then ACADIA shall pay […***…]

If ACADIA is [*   ***   ], Siegfried shall […***…] in accordance with this MSA Attachment No.3 and the Agreement unless ACADIA provides written notice to Siegfried that it elects […***…]. As described in Section 12.5 of the Agreement, the amounts described above shall be in lieu of any termination amounts described in the Agreement including Section 12.5(a) – (d).

Storage Fee:	CHF […***…] per pallet/month; provided, that storage for the first […***…] months after release of the Product is considered free storage (in accordance with Section 3.11 of the Agreement).

* ***Confidential Treatment Requested

Term:

This MSA Attachment No.3 shall become effective on December 15, 2016 and, unless earlier terminated in accordance with the Agreement, shall continue in full force and effect for an initial period of five (5) years (the Initial Period). After the Initial Period, this MSA Attachment No.3 shall automatically renew for consecutive two (2) years periods each, unless one of the Parties notifies the other of its election not to renew this MSA Attachment No.3 at least […***…] months prior to the end of the Initial Period or any renewal period then in effect, in which case this MSA Attachment No.3 shall terminate upon the expiration of such term. This MSA Attachment No.3 may be terminated earlier subject to and in accordance with the terms and conditions contained in the Agreement.

[Signatures on Following Page]

Siegfried AG

/s/ Marianne Spane	/s/ Luca Parlanti
Name: Marianne Spane	Name: Luca Parlanti
Function: EVP, Global Business Development	Function: Global Exclusives Sales

ACADIA Pharmaceuticals GmbH

/s/ Glenn F. Baity

Name:  Glenn F. Baity

Function:  Director